SCHEDULE 14C
                       (RULE 14c-101)

          INFORMATION REQUIRED IN INFORMATION STATEMENT

                   SCHEDULE 14C INFORMATION

        INFORMATION STATEMENT PURSUANT TO SECTION 14(c)
            OF THE SECURITIES EXCHANGE ACT OF 1934

Check the appropriate box:

[X] Preliminary information         [ ] Confidential, for use of
    statement                           the Commission Only
                                        (as permitted by Rule
                                        14c-5(d)(2))

[ ] Definitive information statement


                        NORMEXSTEEL, INC.
-----------------------------------------------------------------
        (Name of Registrant as Specified in Its Charter)


Payment of filing fee (Check the appropriate box):

[X]      No fee required.

[ ]      Fee computed on table below per Exchange Act Rules 14c-
         5(g) and 0-11

           (1) Title of each class of securities to which transaction applies:

           (2) Aggregate number of securities to which transactions applies:

           (3) Per unit price of other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

           (4)   Proposed maximum aggregate value of transaction:

           (5)   Total fee paid:

[ ]      Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

           (1)   Amount Previously Paid:

           (2)   Form, Schedule or Registration Statement No.:

           (3)   Filing Party:

           (4)   Date Filed:  September 9, 2005

NorMexSteel, Inc.
478 E. Altamonte Dr.
Suite 108
Altamonte Springs, FL 32701

September 9, 2005

       Notice of Action by Written Consent

To the Stockholders of NorMexSteel, Inc.:

    Pursuant to Florida Business Corporation Law, Florida Statutes Chapter 607.0704, notice is hereby given that by written consent delivered to NorMexSteel, Inc. (the "Company") on September 9, 2005, by the holders of a majority of the outstanding common stock of the Company, the following actions were adopted, authorized and approved:

    The Board of Directors authorized a 500 for 1 reverse stock split of the Company's Common Stock to be effective September 10, 2005 or such time thereafter that NASDAQ approves this change. The stock split does not change the number of authorized shares of common stock of the Company.


                               By Order of the Board of Directors

                               /s/  James Wolff
                               ---------------------------------
                               James Wolff, President and CEO

                       NorMexSteel, Inc.
      Information Statement Pursuant to Section 14C of the
                 Securities Exchange Act of 1934

                        INTRODUCTION

    This Information Statement is being mailed on or about September 9, 2005, to affect all holders of record at the close of business on September 9, 2005, of the voting stock of NorMexSteel, Inc., a Florida corporation (the "Company"), in connection with the written consent of the holders of greater than 50% of the Company's voting stock providing for 500 to 1 reverse split of the Company's common stock. The reverse stock split of the Company's Common Stock is to be effective September 10, 2005 or such time thereafter that NASDAQ approves this change. The stock split does not change the number of authorized shares of common stock of the Company.

    Following the amendment, the stock certificates you now hold will continue to be valid. There is no present intention to deliver new stock certificates on account of the old stock certificates unless requested by a selling stockholder. If after the effective date of the Company's amendment you wish to receive new stock certificates, you may do so by contacting the Company's registrar and transfer agent. The transfer agent for the Company's common stock is Atlas Stock Transfer, 5899 State Street, Salt Lake City, UT 84107.

    WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED
                   NOT TO SEND US A PROXY.

SECURITY OWNERSHIP OF CERTAIN PERSONS IN MATTERS TO BE ACTED UPON

    At the close of business on September 9, 2005, the Company had outstanding 561,900 shares of no par value common stock, assuming conversion of all outstanding convertible securities. There are no other voting securities of the Company that are presently issued.

    The following table sets forth information with respect to all Directors and Executive Officers of the Company, individually and as a group.


        Name and Address           Amount and Nature
        of Beneficial Owner          of Ownership            Voting Rights
        -------------------          ------------            -------------
	James Wolff
        478 E. Altamonte Dr., Ste.108           __                __
	Altamonte Springs, Florida 32701

	Bernardo Vergara
        478 E. Altamonte Dr., Ste.108           __                __
	Altamonte Springs, Florida 32701

        Garth Jensen                            __                __
	186 Steel St.
	Barrie, Ontario L4M 2G4


        All Directors and Executive             __                __
	Officers as a Group

                     VOTE REQUIRED FOR APPROVAL

    Chapter 607.0704 Florida Statutes provides that any action required to be taken at a special or annual meeting of the stockholders of a Florida corporation may be taken by written consent, in lieu of a meeting, if the consent is signed by stockholders owning at least that number of shares which is sufficient to take the action. The Company's stockholders owning a majority of the outstanding common stock have approved the amendment, which majority is the number of shares required by Florida Statutes Chapter 607.0704.

    The securities that would have been entitled to vote if a meeting was required to be held to amend the Company's Articles of Incorporation consist of issued and outstanding stock of the Company's common stock outstanding on September 10, 2004, which would have been the same date for determining stockholders who would have been entitled to notice of and to vote on the proposed amendment to the Company's Articles of Incorporation.


                      ADDITIONAL INFORMATION

    Additional information concerning the Company, including its annual and quarterly reports for the past twelve months which have been filed with the Securities and Exchange Commission, may be accessed through the Securities and Exchange Commission's EDGAR archives at www.sec.gov. Upon written request of any stockholder to the Company's President, James Wolff, 478 E. Altamonte Dr., Ste.108, Altamonte Springs, Florida 32701, copy of the Company's Annual Report on Form 10-KSB for the year ended December 31, 2004, will be provided without charge.

Dated: September 9, 2005

                              By Order of the Board of Directors

                              /s/   James Wolff
                              -----------------------------------
                              James Wolff, President and CEO